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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Clear Channel Communications, Inc. and to the incorporation by reference therein of our reports dated February 19, 1999, with respect to the consolidated financial statements and financial statement schedule of Clear Channel Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



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ERNST & YOUNG LLP

May 20, 1999
San Antonio, Texas